Exhibit 99.1

Agrify Closes Sale of its Cultivation Business

Move Further Simplifies the Company’s Business Model and Balance Sheet

TROY, Mich., January 6, 2025 (GLOBE NEWSWIRE) – Agrify Corporation (Nasdaq:  AGFY) (“Agrify” or the “Company”), a leading provider of branded innovative solutions for the cannabis and hemp industries, today announced the Company has signed an agreement for and closed the sale of its cultivation business to CP Acquisitions, LLC (“CP”), an entity affiliated with Raymond Chang, the Company’s former Chairman and Chief Executive Officer (the “Transaction”). The Transaction involves the sale of the Agrify cultivation business and assets, the assumption of liabilities related to the cultivation business by CP, and the termination of two convertible notes held by CP totaling approximately $7 million.

On December 31, 2024, Agrify signed an Asset Purchase Agreement for the Transaction with CP and simultaneously closed the Transaction. Under the Asset Purchase Agreement, CP agreed to acquire all assets related to the cultivation portions of the Agrify business from the Company, including but not limited to, the Company’s Vertical Farming Units (“VFUs”), the related Agrify total-turnkey (“TTK”) solution assets and Agrify InsightsTM software solutions (collectively the “Cultivation Business”).

“We are pleased to complete the sale of Agrify’s cultivation business and to simplify our business. We believe focus drives excellence and this move allows us to focus on more attractive growth categories tied to THC demand. This includes hemp-derived THC Delta 9 (HD9) beverages and our amazing drinks like Señorita, the award-winning THC Margarita available in 9 states and online direct to consumers,” said Agrify Chairman and Interim CEO Ben Kovler. “Señorita, the country’s leading THC Margarita is an all-natural, low calorie, great tasting alcohol alternative that provides an elevated experience. In this Dry January, Señorita feels like an obvious choice for America (www.senoritadrinks.com). Selling the cultivation business allows Agrify to focus on the future, which we believe includes Más Señorita.”

“I am pleased to continue the cultivation business, and the separation of business segments will allow each party to better concentrate their efforts going forward,” said Raymond Chang.

About Agrify (Nasdaq:AGFY)

Agrify Corporation (“Agrify” or the “Company”) is a developer of branded innovative solutions for the cannabis and hemp industries. Its Señorita brand offers consumers HD9 beverages that mirror well-known cocktails like a margarita – in two flavors – classic and mango. Known for its clean, fresh flavors and commitment to high-quality, natural ingredients, Señorita offers a low-sugar, low-calorie alternative to alcoholic beverages and is available at top retailers including Total Wine, ABC Fine Wine & Spirits, and Binny’s in nine U.S. states and Canada, with plans for expansion and future availability in premier on-premises destinations. Products are also available for direct-to-consumer purchase where permissible under state law at www.senoritadrinks.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Agrify and other matters. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements including, without limitation, statements regarding future financial results, potential growth opportunities and plans for expansion, and potential trends in the hemp-derived beverage market. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should carefully consider the risks and uncertainties that affect our business, including those described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Annual Report on Form 10-K filed for the year ended December 31, 2023 with the SEC, which can be obtained on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this communication. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and filings with the SEC.

Contact

Agrify Investor Relations
IR@agrify.com
(857) 256-8110